Exhibit 32.1


CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Charles I. Talbot , Chief Financial Officer of Chaparral Resources, Inc. (the "Company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2005 ("Annual Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. All of the information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: March 17, 2006                        /s/ Charles I. Talbot
                                            ------------------------------------
                                            Charles I. Talbot
                                            Chief Financial Officer